STRATEGY INC

2023 Equity Incentive Plan

NONSTATUTORY STOCK OPTION GRANT NOTICE for Non-U.S. Participants

Strategy Inc, a Delaware corporation (the “Company”), hereby grants to the participant listed below (the “Participant”) the following stock option (the “Option”) pursuant to the MicroStrategy Incorporated 2023 Equity Incentive Plan (the “Plan”). The grant of the Option is subject to the terms and conditions of the Plan and the Nonstatutory Stock Option Agreement for Non-U.S. Participants, including any additional terms and conditions for the Participant’s country set forth in the appendix thereto (the “Appendix” and, together with the Nonstatutory Stock Option Agreement for Non-U.S. Participants, the “Agreement”), both of which are incorporated into this Nonstatutory Stock Option Grant Notice for Non-U.S. Participants (the “Grant Notice”). Capitalized terms not specifically defined in this Grant Notice have the meanings given to them in the Plan and/or the Agreement.

Name of Participant:
Grant Date:
Number of shares of Common Stock subject to the Option (“Shares”):
Option exercise price per Share:
Vesting Start Date:
Final Exercise Date:

Vesting Schedule:

Vesting Date:	Percentage of Option that Vests:
[]	[]% of the Option
[Insert Additional Vesting Dates and Amounts, as needed]

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein, and is subject to Section 3(b) below. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, any entity included in the definition of the Company in the Plan (each, a “Specified Company”).

This grant of the Option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities under this Agreement.

STRATEGY INC

By:

PARTICIPANT

This Agreement has been accepted by: ###PARTICIPANT_NAME### Dated: ###ACCEPTANCE_DATE###

STRATEGY INC

2023 Equity Incentive Plan

NONSTATUTORY STOCK OPTION AGREEMENT for Non-U.S. Participants

1.
Grant of Option. Strategy Inc, a Delaware corporation (the “Company”) has granted to the Participant an option to purchase, in whole or in part, the number of shares of class A common stock, $0.001 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Nonstatutory Stock Option Grant Notice for Non-U.S. Participants (the “Grant Notice”). The grant of the Option is subject to the terms and conditions of the MicroStrategy Incorporated 2023 Equity Incentive Plan (the “Plan”), and this Nonstatutory Stock Option Agreement for Non-U.S. Participants, including any additional terms and conditions for the Participant’s country set forth in the appendix hereto (the “Appendix” and, together with the Nonstatutory Stock Option Agreement for Non-U.S. Participants, the “Agreement”). Unless earlier terminated, the Option shall expire at 5:00 p.m., U.S. Eastern time on the Final Exercise Date set forth in the Grant Notice (the “Final Exercise Date”).

To accept the Option, the Participant must accept this Agreement within six (6) months of the Grant Date. If this Agreement is not accepted within six (6) months of the Grant Date, the Company’s grant of the Option under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to any Options under this Agreement.

It is intended that the Option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Agreement, shall be deemed to include any person who acquires the right to exercise the Option validly under the terms and conditions of this Agreement.

2.
Vesting Schedule. The Option will become exercisable (“vest”) in accordance with the Vesting Schedule set forth in the Grant Notice.

The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of the Option under Section 4 below or the Plan.

3.
Change in Control Events.

(a)
Definitions.

(i)
“Adverse Event” shall mean the occurrence of (x) any material diminution in the Participant’s authority, duties, responsibility, or base compensation, or (y) the requirement by the Company that the Participant principally works at a location that is more than 50 miles from the Participant’s principal work location immediately prior to the Change in Control Event.

(ii)
“Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to any Specified Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and any Specified Company), as determined by the Company, which determination shall be conclusive. Notwithstanding the foregoing, if the Participant is party to an employment, consulting or severance agreement with a Specified Company that contains a definition of “cause” for termination of employment or other relationship as an Eligible Participant, “Cause” shall have the meaning ascribed to such term in such agreement. The Participant’s employment or other relationship as an Eligible Participant shall be considered to have been terminated for “Cause” if the Company determines no later than 30 days after the Participant’s termination of employment or other relationship as an Eligible Participant, that termination for Cause was warranted.

(iii)
A “Change in Control Event” shall mean:

(A)
the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company after the date hereof if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock, class B common stock, par value $0.001 per share of the Company (“Class B Common Stock”) or other voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition, (III) any transfer by Michael J. Saylor or any of his affiliates (within the meaning of Rule 12b-2 of the Exchange Act) (the “MS Affiliates”) to Michael J. Saylor or any MS Affiliate or (IV) any acquisition by Michael J. Saylor or any MS Affiliate not pursuant to a Business Combination, except for an acquisition that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock; or

(B)
on any date after Michael J. Saylor and the MS Affiliates cease to own in the aggregate more than 50% of the combined voting power of the Outstanding Company Voting Securities (the “Applicable Date”), there is a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date immediately prior to the Applicable Date or (y) who was nominated or elected subsequent to the Applicable Date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C)
the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of the Common Stock and Class B Common Stock and any other Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Common Stock, Class B Common Stock and such other Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Michael J. Saylor or any MS Affiliate, any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation or any Person who beneficially owned, directly or indirectly, 50% or more of the combined voting power of the Outstanding Company Voting Securities prior to the Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; provided, however, that for the avoidance of doubt, the consummation of any Business Combination that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock shall be deemed not to satisfy the condition set forth in clause (x).

(iv)
“Good Reason” shall mean the occurrence of an Adverse Event, in each case, after the Change in Control Event. Notwithstanding the foregoing, an Adverse Event shall not be deemed to constitute Good

Reason unless (x) the Participant gives the Company or the Acquiring Corporation, as applicable, notice of termination of employment or other relationship as an Eligible Participant no more than 90 days after the initial occurrence of the Adverse Event, (y) such Adverse Event has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s or the Acquiring Corporation’s receipt of such notice and (z) the Participant’s termination of employment or other relationship as an Eligible Participant occurs within six (6) months following the Company’s or the Acquiring Corporation’s receipt of such notice.

(b)
Effect on Option. Notwithstanding the provisions of Section 10(b) of the Plan or Section 2 above, in the event of a Change in Control Event:

(i)
If the Change in Control Event also constitutes a Reorganization Event (as defined in the Plan) and the Option is not assumed, or a substantially equivalent option substituted, by the Acquiring Corporation, the Option shall automatically become exercisable in full immediately prior to such Change in Control Event; and

(ii)
If either the Change in Control Event is also a Reorganization Event and the option is assumed or a substantially equivalent option substituted or the Change in Control Event is not a Reorganization Event, then in either such case the Option shall continue to vest in accordance with the original vesting schedule set forth in Section 2 above; provided, however, that the Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment or other relationship as an Eligible Participant with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

4.
Exercise of Option.

(a)
Form of Exercise. Each election to exercise the Option shall be in writing, signed by the Participant (which election and signature may be electronic, to the extent provided by the Company), and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant is only permitted to use the methods of payment in Sections 5(f)(i) and 5(f)(ii) of the Plan and, to the extent approved by the Board, any other lawful consideration permitted under the Plan as the Board may determine, including by combination of any of the foregoing permitted forms of payment. The Participant may purchase less than the number of Shares covered hereby; provided, however, no partial exercise of the Option may be for any fractional Share.

(b)
Continuous Relationship with the Company Required. Except as otherwise provided in this Section 4, the Option may not be exercised unless the Participant, at the time he or she exercises the Option, is, and has been at all times since the Grant Date, an Eligible Participant.

(c)
Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below and in Section 9(n) below, the right to exercise the Option shall terminate three (3) months after such cessation (but in no event after the Final Exercise Date); provided, however, the Option shall be exercisable only to the extent that the Participant was entitled to exercise the Option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and with any Specified Company, the right to exercise the Option shall terminate immediately upon such violation.

(d)
Vesting and Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and no Specified Company has terminated such relationship for “Cause” as specified in paragraph (e) below, then (i) solely in connection with the death of the Participant, the Option shall become vested and exercisable in full immediately and (ii) in connection with either the Participant’s death or becoming disabled, the Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee); provided, that the Option shall not be exercisable after the Final Exercise Date.

(e)
Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship as an Eligible Participant with a Specified Company is terminated for Cause, the right to exercise the Option shall terminate immediately upon the effective time of such termination of employment or other relationship as an Eligible Participant; provided, however, if the determination that the Participant is terminated for Cause is made by the Specified Company after the time of such termination of employment or other relationship as an Eligible Participant, the right to exercise the Option shall terminate immediately upon the date the Participant is given notice by a Specified Company that the Specified Company has determined that the termination is for Cause (or such other date, not later than the Final Exercise Date, that is specified in such notice). If, prior to the Final Exercise Date, the Participant is given notice by a Specified Company of the termination of his or her employment or other relationship as an Eligible Participant by a Specified Company for Cause, and the effective time of such employment or other termination is subsequent to the time of the delivery of such notice, the right to exercise the Option shall be suspended from the time of the delivery of such notice until the earlier of (x) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship as an Eligible Participant shall not be terminated for Cause as provided in such notice or (y) the effective time of such termination of employment or other relationship as an Eligible Participant (in which case the right to exercise the Option shall, pursuant to the preceding sentence, terminate immediately upon the effective time of such termination of employment or other relationship as an Eligible Participant).

(f)
The Company shall have the exclusive discretion to determine when the Participant ceases to be an Eligible Participant for purposes of the Option (including whether the Participant may still be considered to be an Eligible Participant while on a leave of absence).

(g)
Severance Pay. The Option and the Plan shall be disregarded for the purposes of calculating any end-of-service severance or other termination payment, to the extent such end-of- service severance or termination payment is due to the Participant.

5.
Nontransferability of Option. The Option shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Option may be gratuitously transferred by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to the Option to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Option. For the avoidance of doubt, nothing contained in this Section 5 shall be deemed to restrict a transfer to the Company.

No interest or right in the Option shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition of an interest or right in the Option shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding provisions of this Section 5.

6.
Provisions of the Plan. The Option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with the Option. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

7.
Terms of Employment Unaffected. The terms of employment of the Participant shall not be affected by his or her participation in the Plan, which shall neither form a part of such terms nor entitle the Participant to take into account such participation in calculating any compensation or damages upon the termination of the Participant’s employment for any reason.

8.
Responsibility for Taxes.

(a)
The Participant acknowledges that, regardless of any action taken by the Company or the Specified Company employing or engaging the Participant (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(b)
In connection with any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Service Recipient to fulfill any and all liability for Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to Tax-Related Items by one or a combination of the following without the need for the Participant’s consent:

(i)
withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company, the Service Recipient or any other Specified Company;
(ii)
withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);
(iii)
withholding Shares to be issued upon exercise of the Option;
(iv)
requiring the Participant to tender a cash payment to the Company, the Service Recipient or another Specified Company; and/or
(v)
any other method of withholding determined by the Company to be permitted under the Plan and applicable law and, to the extent required by the Plan or applicable law, approved by the Committee.

(c)
The Company may withhold for Tax-Related Items by considering statutory or other withholding rates, including up to the maximum applicable rates in the Participant’s jurisdiction(s). In the event the application of such withholding rate leads to over-withholding, the Participant may receive a refund of any over-withheld amount in cash from the Company or the Service Recipient (and, in no event, will the Participant have any entitlement to the equivalent amount in Shares); alternatively, if not refunded by the Company or the Service Recipient, the Participant may be able to seek a refund from the local tax authorities. In the event the application of such withholding rate leads to under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authorities.

(d)
The Participant agrees to pay the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares (or the cash equivalent) or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

9.
Nature of Grant. By accepting the Option, the Participant acknowledges, understands and agrees that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)
the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c)
all decisions with respect to future grants of the Option or other awards, if any, will be at the sole discretion of the Company;

(d)
the Participant is voluntarily participating in the Plan;

(e)
the Option and the Shares subject to the Option, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)
the Option and the Shares subject to the Option, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)
unless otherwise agreed with the Company in writing, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any Specified Company;

(h)
the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)
if the underlying Shares do not increase in value after the Grant Date, the Option will have no value;

(j)
if the Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease, even below the exercise price per Share;

(k)
no claim or entitlement to compensation or damages shall arise from (i) forfeiture of the Option resulting from the Participant ceasing to provide employment or other services to the Company or any Specified Company (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any) and/or (ii) the forfeiture or cancellation of the Option and/or recoupment of any Shares, cash, or other benefits acquired under the Plan resulting from the application of any recoupment or compensation recovery policy the Company may adopt and/or amend from time to time, or any other policy of the Company or any Specified Company that provides for forfeiture, disgorgement or clawback with respect to incentive compensation, or as required by applicable laws, rules, regulations or stock exchange listing standards;

(l)
unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m)
neither the Company, the Service Recipient nor any Specified Company shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

10.
Data Privacy.

(a)
Personal Information. In connection with this Agreement and the grant of this Option, the Company may collect, process, use and/or disclose personal information about the Participant. Any such information will be collected, processed, used and/or disclosed in accordance with the Company’s Employee Privacy Notice, and if the Participant is located in China, also in accordance with the Notice for Processing Sensitive Personal Data and Notice for Cross Border Transfer of Personal Data (collectively the “Privacy Notices”) provided to the Participant and available from the Company’s legal department or on the Company’s intranet. In relation to Participants who reside in the United Kingdom or a country within the European Union or European Economic Area or other country not listed in this Section 10(a), the processing of personal information in order to implement, administer, and manage the Plan is justified by reasons other than consent, as explained in the Privacy Notices. Participants who reside in the United Arab Emirates and Singapore hereby give explicit consent to the collection, processing, use and/or disclosure of any such personal information.

(b)
Transfer of Personal Information. In connection with this Agreement and the grant of the Option, the Company may transfer any personal information referred to in Section 8(a) above outside or within the country in which the Participant works or is employed, including, with respect to non-U.S. resident Participants, to the United States of America, to transferees as described in the Privacy Notices. In relation to Participants who reside in the United Kingdom, in any country within the European Union or European Economic Area, or in any other country not listed in this Section 10(b), the transfer of personal information in order to implement, administer, and manage the Plan is justified by reasons other than consent, as explained in the Privacy Notices. Participants who reside in Singapore or the United Arab Emirates hereby give explicit consent to the transfer of any such personal information. Participants who reside in Singapore may object to the collection, use, disclosure, processing or transfer of personal information by notifying the general counsel of the Company in writing, but understand that such objection may impair his or her ability to participate in the Plan. Participants who reside in the United Arab Emirates may withdraw their consent to the collection, use, disclosure, processing or transfer of personal information by notifying the general counsel of the Company in writing, but understand (i) that the Company will continue to collect, use, disclose, process or transfer personal information to the extent permitted without consent; and (ii) that such withdrawal may impair his or her ability to participate in the Plan.

11.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of the underlying Shares. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

12.
Governing Law and Venue. The Option and the provisions of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applied without regard to conflict of law principles. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of United States District Court for the Eastern District of Virginia or Fairfax County, and no other courts, where the Option grant is made and/or to be performed.

13.
Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any of the Shares that are otherwise issuable upon exercise of the Option prior to the completion or approval of any registration or qualification of the Shares under any applicable law or under any rulings or regulations of any governmental regulatory body, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with any securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend this Agreement without the Participant’s consent to the extent necessary to comply with securities, exchange control or other laws applicable to issuance of Shares.

14.
Language. The Participant acknowledges that the Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English so as to allow the Participant to understand the terms of this Agreement, including the Appendix and any other appendices thereto, and any other documents related to the Plan or this Agreement. If the Participant has received this Agreement, including the appendices or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise required by applicable laws.

15.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company, the Stock Plan Administrator or any other third party designated by the Company.

16.
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.
Appendix. Notwithstanding any provisions in this Agreement, the Participant’s participation in the Plan shall be subject to any additional terms and conditions set forth in the Appendix attached hereto for the Participant’s country, if any. Moreover, if the Participant transfers residence and/or employment to, or is considered a citizen or resident for local law purposes of, one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

18.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan and on any Shares acquired pursuant to the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.
Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.

20.
Insider Trading Restrictions/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and, if different, the Participant’s country, the Stock Plan Administrator’s country and/or the country in which Common Stock is listed, which may affect the Participant’s ability to accept or otherwise acquire, or sell, attempt to sell or otherwise dispose of, Shares, rights to shares of Common Stock (e.g., the Option) or rights linked to the value of Shares (e.g., phantom awards, futures) during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (1) disclosing the inside information to any third party (other than on a “need to know” basis) and (2) “tipping” third parties or otherwise causing them to buy or sell securities; including “third parties” who are fellow employees. Any restrictions under these laws or regulations may be separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant should speak with a personal advisor on this matter.

21.
Foreign Asset/Account Reporting; Exchange Controls. The Participant’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect the Participant’s ability to acquire or hold Shares subject to the Plan or cash received from participating in the Plan (including sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain time after receipt. The Participant further acknowledges that it is the Participant’s responsibility to comply with such regulations, and that the Participant should consult with a personal legal advisor for any details.

22.
Participant Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) understands the terms and consequences of this Agreement; (iii) is fully aware of the legal and binding effect of this Agreement; and (iv) agrees that in accepting the Agreement, he or she will be bound by any clawback policy that the Company has adopted or may adopt in the future.

*****

APPENDIX

TO THE

NONSTATUTORY STOCK OPTION AGREEMENT FOR NON-U.S. PARTICIPANTS

COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan and the Agreement.

Terms and Conditions

This Appendix, which is a part of the Agreement, includes additional terms and conditions that govern the Option and/or the Shares underlying the Option and that will apply to the Participant if the Participant is in one of the countries listed below.

If the Participant is a citizen and/or resident of a country other than the one in which the Participant is currently working and/or residing (or is considered as such for local law purposes) or if the Participant transfers employment and/or residency to a different jurisdiction after the Grant Date, the Company will, in its sole discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant.

Notifications

This Appendix also includes information relating to securities, exchange control and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Option is exercised or Shares acquired under the Plan are sold.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working and/or residing (or is considered as such for local law purposes), or if the Participant transfers employment and/or residency to a different jurisdiction after the Grant Date, the information contained herein may not apply to the Participant in the same manner.

CHINA

Terms and Conditions

The attached Annex applies to PRC Participants.

Notifications

Exchange Control Information. The Participant understands that exchange control restrictions may limit the Participant’s ability to access and/or convert funds received under the Plan, particularly if these amounts exceed USD 50,000. The Participant should confirm the procedures and requirements for withdrawals and conversions of foreign currency with the Participant’s local bank prior to the exercise of the Option and the subsequent sale of any Shares. The Participant agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the PRC. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of EUR 50,000 must be reported to the German Federal Bank (“Bundesbank”). If the Participant makes or receives a payment in excess of this amount (including if the Participant acquires Shares with a value in excess of this amount under the Plan or sells Shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells Shares to with a value in excess of this amount to cover Tax-Related Items, the Participant must report the payment and/or the value of the Shares withheld or sold to the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeine Meldeportal Statistik”) available on the Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within such other timing as is permitted or required by the Bundesbank. The Participant should consult with a personal legal advisor to ensure compliance with the applicable reporting requirements.

Foreign Asset/Account Reporting Information. If the Participant’s acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, the Participant will need to report the acquisition of such Shares when the Participant files his or her tax return for the relevant year. A qualified participation occurs only if (i) the Participant owns at least 1% of the Company and the value of the Shares acquired exceeds EUR 150,000, or (ii) the Shares held exceed 10% of the Company’s total Common Stock.

SINGAPORE

Notifications

Securities Law Information. The grant of the Option under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Option is subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale of the Shares in Singapore, or any offer of such subsequent sale of the Shares subject to the Option in Singapore, unless such sale or offer is made (i) after six (6) months from the Grant Date, or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.

Director Notification Information. If the Participant is a director, associate director or shadow director of a Singapore Specified Company, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Specified Company in writing of an interest (e.g., the Option, Shares, etc.) in the Company or any Specified Company or other related companies within two (2) business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when Shares acquired under the

Plan are sold), or (iii) becoming a director, associate director or shadow director if such an interest exists at the time.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. Participation in the Plan is being offered only to eligible service providers and is in the nature of providing equity incentives to employees in the United Arab Emirates (“UAE”). The Plan and the Agreement are intended for distribution only to such service providers and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Participant does not understand the contents of the Plan or the Agreement, the Participant should consult with an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. No other UAE authority or governmental agency has approved the Plan or the Agreement or taken steps to verify the information set out therein, nor has any responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 8 of the Agreement:

Without limitation to Section 8 of the Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Service Recipient or by HM Revenue and Customs (“HMRC”) (or any other tax or relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold, or have paid or will pay, to HMRC (or any other tax or relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant may not be able to indemnify the Company or the Service Recipient for the amount of any income tax that is not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any income tax not collected may constitute an additional benefit to the Participant on which the additional income tax and national insurance contributions (“NICs”) may be payable. The Participant understands that the Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company and/or the Service Recipient (as appropriate) for the value of any employee NICs due on this additional benefit, which may be collected from the Participant by the Company or the Service Recipient by any of the means referred to in Section 8 of the Agreement.

Annex for PRC participants

This Annex for PRC Participants (“Annex”) includes special terms and conditions applicable to Participants in the PRC. These terms and conditions are in addition to those set forth in the Plan and the Agreement. To the extent there are any inconsistencies between these terms and conditions and those set forth in the Plan or the Agreement, the terms and conditions in this Annex shall prevail. Unless otherwise defined, any capitalized term used in this Annex shall have the meaning ascribed to it as in the Plan and the Agreement.

The provisions of this Annex provide, for PRC foreign exchange purposes, additional definitions and conditions applicable to employees of the Company’s PRC affiliates participating in the Plan who are (i) Chinese citizens (including Hong Kong, Taiwan and Macao residents) or (ii) foreign nationals who have resided consecutively in the PRC for no less than one year. For avoidance of doubt, the Company’s PRC affiliates include MicroStrategy China Technology Center Ltd. and its Shanghai branch, and any other entities which may be established in the future.

1.1
Exchange Control Requirements. The Participant’s ability to receive the option shall be contingent upon the Company or its PRC affiliates completing registration with or otherwise obtaining approval from the PRC State Administration of Foreign Exchange or its local counterparts (“SAFE”) for the Participant’s participation in the Plan (to the extent required as determined by the Company in its sole discretion) and for the establishment of a SAFE-approved bank account (“SAFE Account”) by the Company’s PRC affiliates. By entering into the Agreement, the Participant shall acknowledge that he/she understands, agrees and consents that:
(i)
an offshore broker (“Broker”) designated by the Company will administer and execute the exercise, purchase and sale and other relevant transactions in relation to the option held by such Participant outside the PRC;
(ii)
as PRC individual income tax (“IIT”) is triggered upon exercise of the option, certain Shares in respect of which the option has been exercised will be sold by such Broker to satisfy the Company’s minimum statutory withholding obligation for PRC IIT filing purposes with respect to such taxable event;
(iii)
the Plan Administrator (as defined below), in its sole discretion, will determine the number of Shares to be sold by the Broker based on the PRC IIT withholding requirements, the Fair Market Value of the Common Stock as of the end of the trading day on the date of exercise or, if the date of exercise is not a trading day, the Fair Market Value of the common stock as of the end of the immediately preceding trading day, and the volatility of the Common Stock;
(iv)
such shares will be sold as soon as reasonably practicable after the date of exercise at the then-prevailing market price of the Common Stock on the principal stock market exchange for the Common Stock and the net proceeds will be repatriated to the SAFE Account in the PRC for PRC IIT withholding and reporting purposes;
(v)
if the proceeds from any such sale are not sufficient to satisfy the Participant’s PRC IIT or any other withholding requirements, the Participant will be solely responsible and liable for any such additional amounts due;
(vi)
for the avoidance of doubt, all Shares in respect of which an option is exercised are deemed to be issued to the Participant (i.e., both the Shares to be sold to satisfy the PRC IIT withholding obligations and the remaining Shares which Participant will ultimately receive);
(vii)
the Participant will be required to immediately repatriate the proceeds gained from the sale of any other Shares to the PRC pursuant to SAFE requirements;
(viii)
proceeds from the sale of Shares (including the proceeds of any sale of Shares in excess of PRC IIT amounts) may be transferred to the SAFE Account prior to being delivered to the Participant’s personal bank account in the PRC;

(ix)
due to SAFE approval requirements, there may be delays in delivering the proceeds to the Participant;
(x)
the Participant shall bear any exchange rate-related risk during the period between vesting/sale and the time when the proceeds are delivered to him/her;
(xi)
the Participant may be required to open a U.S. dollar bank account in the PRC to receive the proceeds, if needed;
(xii)
the Participant may be required to pay the Company or its affiliates, or authorize the Company or an affiliate to withhold from the Participant any salary or other benefit payable to him/her, and the taxes due in connection with the grant, vesting or exercise of the option or the proceeds thereof, as required by the applicable laws;
(xiii)
the Participant shall execute such other documentation as the Company reasonably determines is necessary or advisable to ensure compliance with the PRC IIT laws or the U.S. federal securities laws (the “Required Documentation”);
(xiv)
to accept this award, the Participant must execute this Agreement and the Required Documentation when the Participant is not otherwise in possession of material non-public information and (i) if the Company is in an open trading window in accordance with the Company’s insider trading policy as then in effect (an “Open Trading Window”) as of when the Company first makes this Agreement available to the Participant to be executed, no later than immediately prior to the termination of the current Open Trading Window, or (ii) if the Company is not in an Open Trading Window as of when the Company first makes this Agreement available to the Participant to be executed, no earlier than the commencement of the next occurring Open Trading Window and no later than immediately prior to the termination of the next occurring Open Trading Window;
(xv)
if this Agreement and the Required Documentation are not executed within the timeframe set forth in Section 1.1(xiv) of this Annex, the Company’s offer to grant an option under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to an option under this Agreement; and
(xvi)
the Company may include other restrictions and requirements in relation to the option pursuant to the requirements of the applicable laws or from SAFE.
1.2
Termination of Employment or Service Relationship. Notwithstanding the provisions in the Plan or the Agreement, upon termination of such Participant’s employment or service relationship with the Company’s PRC affiliates, the treatment of the option or relevant Shares of the Company under the Plan shall be in accordance with PRC foreign exchange control laws and regulations and the requirements of SAFE. Without limiting the foregoing, all the Shares of the Company issued on exercise of an option in respect of the Plan held by such Participant must be sold within six (6) months following Participant’s termination of employment or service relationship (whichever applicable), or within such other period determined by the Company in light of the SAFE requirements. The Company may, in its sole discretion, require the Participant to sell such Shares at any time during this six (6)-month period.
1.3
Data Privacy. In connection with this Agreement and the grant of the option, the Company may collect, process, use and/or disclose personal information about the Participant in accordance with the Employee Privacy Notice, Notice For Cross Border Transfer of Personal Data and Notice For Processing Sensitive Personal Data provided to the Participant and counter-signed by the Participant to signify consent.